Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

150 East 42nd Street., 11th Floor

New York, New York 10017

Telephone: (212) 370-1300    Facsimile: (212) 370-7889

January 31, 2012

Crumbs Bake Shop, Inc.

110 West 40th Street, Suite 2100

New York, NY 10018

Re:	Registration Statement on Form S-8

Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 338,295 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company issuable in accordance with Awards issued from time to time as the term Award is defined in and in accordance with the Company’s Equity Incentive Plan (the “Plan”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1)	the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof;

(2)	the Plan; and

(3)	minutes of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Shares; and (ii) that upon receipt of the exercise price and compliance with the terms and conditions of any Awards issued in accordance with the terms of the Plan, and when certificates for the Shares have been duly executed and countersigned and delivered, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP